EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Primo Water Corporation. (the “Company”) on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Billy D. Prim, Chairman, Chief Executive Officer and President of the Company, and Mark Castaneda, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Primo Water Corporation and will be retained by Primo Water Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Billy D. Prim Billy D. Prim	/s/ Mark Castaneda Mark Castaneda
Chairman, Chief Executive Officer and President	Chief Financial Officer
March 30, 2011	March 30, 2011